Exhibit 10.6
                        LASER MORTGAGE MANAGEMENT, INC.
                           51 JOHN F. KENNEDY PARKWAY
                         SHORT HILLS, NEW JERSEY 07078


                                                        As of March 1, 1999

Mr. Robert J. Gartner
311 Anderson Street
Hackensack, New Jersey 07601

Dear Mr. Gartner:

We hereby extend an offer to you to join LASER Mortgage Management, Inc. (the "Company") as a full-time employee under the following terms:

FUNCTION:                     Responsible for day-to-day investment management
                              decisions for the Company pursuant to the practices and policies of the Company as set forth from time to time by the Company's Board of Directors.

TITLE:                        Vice President, Treasurer and Secretary.

TERM: The term shall commence on the date hereof and shall terminate on June 30, 1999. Upon the expiration of said period, this Agreement shall be automatically renewed on a month to month basis unless terminated by either the Company or you by the giving of written notice of termination to the other party hereto at least 15 days' prior to the expiration of the initial term or any successive term.

COMPENSATION:                 Your salary will be paid at the rate of $50,000
                              per month (less applicable deductions), payable in accordance with the Company's normal payroll practices. In the event this agreement is not renewed by the Company or you shall be terminated other than for cause, the Company shall pay to you
                              $90,000, payable at the conclusion of the Company's next payroll period following such nonrenewal or termination other than for cause.

VACATION:                     Four (4) weeks per annum (pro-rated for 1999).

BENEFITS:                     The Company will pay for or reimburse the cost of
                              coverage of a health insurance plan for you and your family up to $2,000 per month.

RESIGNATION/TERMINATION       In the event that you shall resign or your
 FOR CAUSE:                   employment is terminated by the Company for cause
                              at any time, the Company's only obligation shall be to pay to you the salary which has accrued as of the date of such resignation or termination.
                              For purposes hereof, "cause" shall mean that (i) you committed an act constituting a misdemeanor involving moral turpitude or a felony under the laws of the United States or any state or political subdivision thereof; (ii) you committed an act constituting a breach of fiduciary duty, gross negligence or willful misconduct; (iii) you engaged in conduct that violated the Company's internal policies or procedures and which is detrimental to the business, reputation, character or standing of the Company or any of its affiliates; (iv) you committed an act of fraud, dishonesty or misrepresentation that is detrimental to the business, reputation, character or standing of the Company; (v) you engaged in a conflict of interest or self-dealing; or (vi) you materially breached your obligations as set forth in this agreement or you failed to perform your duties as an employee of the Company (including as a result of your permanent disability whereby you are unable to perform the essential functions of your job for four (4) consecutive weeks).


CONFIDENTIAL                  You acknowledge that the information and
INFORMATION:                  knowledge obtained from the Company and not
                              generally available from other sources in the course of your performance of the services requested hereunder relating to the Company's business (the "Confidential Information") are of a confidential nature, that the Confidential
                              Information is a valuable and unique asset of the Company, access to and knowledge of being essential to the performance of your duties.
                              Except as required to perform the services required as an officer of the Company, you shall not, during your employment or any time thereafter, disclose, in whole or in part, such Confidential Information to any person, firm, corporation, association, or other entity for any reasons or purpose whatsoever, or make use of such Confidential Information for your own purposes or for the benefit of such person or other entity under any circumstances. You shall, prior to or upon leaving the Company, deliver to the Company any and all records, items, media of any type
                              (including all partial or complete copies or duplicates) containing or otherwise relating to Confidential Information whether prepared or acquired by you or provided to you by the Company.
                              You also acknowledge that all such records, items and media are at all times and shall remain the property of the Company.

                              You acknowledge that the improper use or disclosure of any Confidential Information may cause irreparable damage, and that the Company shall have the right to seek injunctive relief to prevent such unauthorized use or disclosure, and to such damages as are occasioned by such unauthorized use or disclosure.



GOVERNING LAW:                This agreement will be governed by and construed
                              in accordance with the laws of the State of New
                              York.

MODIFICATION:                 This agreement contains the entire understanding
                              of the parties and may be modified only in a document signed by the parties and referring explicitly hereto.

If you accept this offer, please sign in the space provided below and return a copy of this letter.

                                     Very truly yours,


                                     LASER MORTGAGE MANAGEMENT, INC.

                                     By: /s/ Frederick N. Khedouri
                                        -------------------------------
                                             Frederick N. Khedouri
                                             President

Agreed to and Accepted by:

/s/ Robert J. Gartner
-------------------------
Robert J. Gartner